Exhibit 99.1

C O R P O R A T E P A R T I C I P A N T S

William Febbo, Chief Executive Officer & Director

Douglas Baker, Chief Financial Officer

Stephen Silvestro, Chief Commercial Officer

Miriam Paramore, President

C O N F E R E N C E C A L L P A R T I C I P A N T S

Ryan Daniels, William Blair & Company

Andrew D'Silva, B. Riley FBR, Inc.

Eric Martinuzzi, Lake Street Capital Markets

Richard Baldry, ROTH Capital Partners

Alex Silverman, AWM Investment Company

Harvey Poppel, Poptech, LP

Josh Goldberg, G2

P R E S E N T A T I O N

Operator

Good afternoon, and thank you for joining us today to discuss OptimizeRx Corporation's second quarter ended June 30, 2020.

With us today are the Company's Chief Executive Officer, William Febbo; Company President, Miriam Paramore; Chief Financial Officer, Doug Baker; and Chief Commercial Officer, Stephen Silvestro. Following Management’s remarks today, we'll open the call to questions. And before we conclude today's call, I'll provide some important cautions regarding the forward-looking statements made by Management during the call.

I'd like to remind everyone that today's call is being recorded, and will be made available for telephone replay via instructions on today's press release in the Investors section of the Company's website.

Now I'd like to turn the call over to OptimizeRx CEO, William Febbo. Please go ahead.

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William Febbo

Thanks, Lisa.

Good afternoon, everyone. Thanks for joining us on the call today.

Well, only a few months have passed since we last spoke on May 4. So many things had happened around us all. The disruption of everyone's day-to-day is actually hard to capture in words, but we all feel it. I hope all our listeners are in good health. The team at OptimizeRx is healthy, focused and very grateful to have as many opportunities as we do to scale our business in this environment.

I started the previous conference call by thanking all the health care professionals for their commitment and bravery. I want to say it again: thank you very much. We at OptimizeRx consider ourselves very fortunate during the pandemic to be an instrumental conduit of communication between the industry, doctors and patients. We are focused on delivering value for all our stakeholders.

To support that statement, we grew at a faster pace than we anticipated, 34% for the first half of 2020, traditionally our slower half. We expect second half to far exceed this growth rate. We closed additional enterprise deals, bringing the total value of our enterprise level engagements to $21 million in annualized revenue. We expanded our network reach with an additional 125,000 doctors by connecting into Epic and Cerner. We secured revenue from five clients for new solutions borne out of our Innovation Lab, which sets us up nicely for 2021. We also fine-tuned our patient engagement market strategy at a time when demand has never been greater due to COVID.

In short, we beat our internal goals across the board, and we continue to build a highly impactful Company situated smack in the middle of all stakeholders. Our digital communication platform helps doctors, patients and the industry do what we are all in it for and that is to improve health in an affordable way.

Now before I go further, I'd like to turn the call over to our CFO, Doug Baker, who will walk us through the financial details for the second quarter. I'll then return to discuss more on how we are winning business and our outlook for the rest of the year. And then I will open it up to questions. Once again, we have our full Executive team on the call today to help with any of your questions.

Doug, take it away.

Douglas Baker

Thanks, Will, and good afternoon, everyone.

Earlier today, we issued a press release with the results of our second quarter that ended June 30, 2020. A copy is available for viewing and may be downloaded from the Investor Relations section of our website. We also filed a copy of our 10-Q with the SEC a short time ago, and that is also available at sec.gov.

Our revenue for the quarter was a record $8.8 million, up 25% compared to the year-ago quarter.

Gross margin was $5.1 million, up 19% versus a year ago. Our gross margin percentage declined to 59% in the second quarter of 2020 versus a year ago, but was improved over the first quarter of this year. The decline from last year was a result of an unusually favorable product mix in the (audio interference) 2019 quarter and a heavier mix of financial messaging this quarter. We expect to achieve a minimum gross margin of 60% for the year, but are targeting a gross margin of at least 62% by the fourth quarter.

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Our operating expenses increased to $6.2 million in the second quarter of 2020 compared with the same quarter of 2019, but decreased from $6.6 million in the first quarter of this year. The decrease largely reflects the reduction in travel as well as other related expenses given the stay-at-home policy.

Our investment in our commercial organization led to the 25% increase in revenue, a shift towards enterprise contracts and the decreased sales cycle. Our investment in our marketing and product teams gave us the ability to be nimble and quickly respond to some of the operational items that Will is going to discuss later in this call.

Adjusted EBITDA, which we report as a non-GAAP financial measure, was a positive $254,000 in the second quarter. It is great to be back in the black, and we expect that to continue to increase for the rest of the year.

Our balance sheet remains strong. Cash and cash equivalents totaled $14.1 million, down from $15.2 million at March 31. The decrease resulted from the earnout payment related to our CareSpeak acquisition, but we were operationally cash flow positive for the quarter.

Our receivables are very high-quality receivables because of our customer base. While they are increasing because of our strong revenue growth and customer payment terms, our customers continue to pay regularly and predictably. We expect to generate positive cash flow from operations in future quarters and for the full year.

We have continued to operate debt-free and do not anticipate needing to raise additional capital in the foreseeable future either for operating purposes or to fund our growth plans.

This wraps up our discussion of our financial results. I'd like to turn the call back over to Will. Will?

William Febbo

Thanks, Doug. Appreciate that.

While I will provide the caution that we are all on new ground when it comes to the level of continued disruption due to COVID-19, at OptimizeRx we are fortunate to be so well situated in the market and able to affect digital communication among our stakeholders.

In terms of business continuity, our teams are operating very well, and we continue to see practically no disruption in operations. We had a great start to the year across the board, and my hat is off to the team, and really glad to be connected with our clients and partners. Our first half is traditionally the slower half of the year, and we expect this to hold true again this year, even given the 34% increase. This means we shall see accelerating growth in the second half along with positive cash flow, as Doug mentioned.

We focus on three main drivers for growth: our clients, our partner network and our digital health solutions. We digitally enable communication which benefits patients and doctors around therapeutic awareness, affordability and adherence. Even prior to COVID, we were feeling tailwinds to support growth in all three areas. COVID-19 has accelerated those tailwinds, and we have a very positive outlook for the remainder of '20 and into '21.

First, our clients. We’re seeing terrific traction on multiple levels. Our shift to enterprise agreements is going exceedingly well: as we mentioned, $21 million in annualized revenue. Our new solutions, like patient engagement, hub enrollment, TelaRep, are all generating interest and revenue within our client base, which will drive further growth this year and very strong growth next year. COVID has disrupted traditional non-digital ways of communication for our clients with doctors and patients; we stand as a perfect solution to solve for that in the coming years.

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Most of our growth for the year is coming from organic activity as we see our pharma clients leaning into point-of-care as a critical piece to their marketing strategy. We came in ahead of our internal budgets for the first half, and we expect to far exceed our goals, as we had said earlier, for the second half.

Office visits continued to be challenged in Q2, and we expect that to hold true through the summer in hotspots around the country and possibly again later in the year. However, in regard to the impact on our business, the providers are still using their EHRs from home to treat patients. It's also important to remember that we focus on essential medications, not elective; so, similar to Q1, we did not see a material drop in e-prescribing in Q2.

We also feel we have some strong tailwinds at our back in terms of our client base. Most of our clients have decided to proceed with their new launches of brands. This is due to the complexities in costs around preparation and as part of the overall strategy designed to prevent any substantial disruption. Medical conferences, medical liaisons, live advisory boards have all been disrupted or gone virtual, so we expect this to drive an increase in demand for digital communication that delivers mission-critical information at the point-of-care.

Of course, we're thrilled with our 34% increase in revenue growth for the first half, but perhaps more importantly, we have seen our close rate increase above 50%, and our sales cycle continues to be considerably shorter than the previous-year period.

The second driver of growth is our network of partners - and were we busy there. We are seeing more rapid adoption of digital tools for doctors to combat the disruption of COVID. Macro trends are in our favor as highlighted by the rapid adoption of telehealth and other digital tools. A clear theme forming is the need for the appropriate digital tools for doctors to maintain their practices as such drastic disruptions appear. This allows our solution to be highlighted as an effective tool set up to deliver care to patients. Of note, we integrated with new partners like Change Healthcare, Cerner and Epic which extends our reach further into the point-of-care with over 125,000 additional doctors, a significant add to our network.

We're making terrific traction with additional access to patients, enhancing our ability to affect adherence and affordability. We now reach, via 10 hospital systems, some 15 million patients at the point of discharge. In the third quarter, we expect to gain considerably more access to patients with additional partnerships with direct digital connection to patients.

Our Innovation Lab was very timely, and is producing strong receptivity in the market. We continue to believe that the Lab will allow us to capture more EHR partners as well as additional channel partners within hub services, telehealth, appointment enablement and retail pharmacy. Hub enrollment closed five clients, TelaRep is getting a lot of attention, and we anticipate additional revenue from those short-term, but clearly setting us up for nice growth in '21.

While many of our channel partners already had telehealth solutions, the adoption had been relatively low. The recent increase in demand for these types of service has been fantastic for all. But for us, it's implied a benefit that our channel partners are increasing their attention towards these essential tools. Affordability and adherence has also moved up the priority list. As a result, the discussions that we're progressing in normal speed are now accelerating with partners.

The third level of growth is enhancements to our core solutions as well as new solutions. As our core solutions continue to scale, we're seeing an increased demand, not only for financial messaging, but also brand and therapeutic support messaging as we enter the second half.

Given the unemployment levels, cost has again surfaced as a major problem for patients, and we expect those trends to continue. We've also seen pharma reps continue to work from home and health conferences moving to virtual-only. These are drivers for demand for what we do in terms of our digital delivery. We saw gross margin come up in Q2 as the growth in the messages in patient engagement kicked in. We expect to see much more of that in Q3 and Q4, bringing our gross margin up to where we expect it on an annual basis.

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I'm very proud to share that we've taken one of our patient engagement clients beyond $1 million a year in revenue for 2020. COVID has put a lot more attention within our client base on effective, compliant and transparent digital technologies that enable patient engagement. We are very well situated to start to scale this part of our business with multiple clients and a very strong team. These solutions are almost all recurring revenue and build nicely into 2021 as we complete the technology integration.

It's important to keep in mind why OptimizeRx has such a strong, sustainable competitive advantage, a critical piece to the future of the Company: we have a digital platform that brings together a very fragmented market of healthcare information technology, connecting patients, doctors and manufacturers. We have the ability to connect all stakeholders in health care in a way that fits into their daily lives and touches on the pain points we have all experienced, which include awareness, affordability and adherence of our medications just to stay healthy.

We are well positioned to bring frequent and measurable and very impressive return on investment for our clients. We have built meaningful physician reach over the years and some measure of exclusivity by integrating our platform into the leading EHRs and e-prescribe systems. As many of you know, today, we reach over 60% of the ambulatory market where most of prescribing happens.

We're deeply entrenched in our client base as we work with 45% of the top 20 brands by revenue and have increased interest from the remaining 55%. Our clients have multiple siloed businesses in need of our services, so we are focused on a land-and-expand strategy, and are confident our growth in the second half will yield favorable results. The trust we've gained from our clients at a time when digital communication is absolutely needed is supporting our continued shift to enterprise-level recurring revenue model.

We also sit squarely in one of the fastest-growing segments in health technology that is point-of-care communications, where there is tremendous client demand for greater connectivity that's effective, transparent and measurable. Our addressable market continues to expand beyond the billions we have discussed with a clear shift coming from the sales rep and conference spend to digital communications.

We now live in the digital age, so we strive to be the best digital platform for everyone to work with. Today, we have a scalable and secure technology to support and protect our growth. So when a doctor and a patient are working together to solve health issues, we can be there and impactful.

Fostering a great culture continues to be a top priority, which, as any great leader or savvy investor knows, is an essential for making a company great. People invest in people. We saw widespread unrest around racism in our country, and I want to assure my team, our clients, our partners, our investors, we're absolutely dedicated to an open work environment where all are treated equally. As a result, we formed an internal group to focus on our policies and practices to assure we all have the best possible work environment.

Now with that, we'd like to open it up to your questions, which is always my favorite part.

Operator?

Operator

Thank you, sir.

If you would like to ask a question please signal by pressing star, one on your telephone keypad. If you are using a speaker phone please make sure your mute option is turned off to allow your signal to reach our equipment. Again please press star, one to ask a question. We will pause for a moment to allow everyone an opportunity to signal.

All right. We'll take our first question from Ryan Daniels with William Blair.

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Ryan Daniels

Hi, guys. Thanks for taking the questions. Congrats on all the momentum you’re seeing.

Maybe let me start with a bit of a housekeeping one. Gross margin, you discussed being a little bit lower year-over-year due to product mix, but confident that will get to 63%. If I could do some quick math, it looks like if you're on 63% for the full year, you're going to be in the mid to high 60s over the next few quarters. Is that correct? Or did you mean 63% by the year-end?

William Febbo

You're pretty far from the mic, I think, Ryan, but I think I got it.

Doug, do you want to answer that question?

Douglas Baker

Sure. Well, we're talking about year-end. Our goal is to get there for the full year, but at the minimum, we think we can get there by fourth quarter or so.

Ryan Daniels

Okay. And if we think about the growth outlook...

William Febbo

Ryan? Can you get closer to the mic? Sorry, I'm not hearing you so well.

Ryan Daniels

Can you hear me better now? I'm closer to the mic.

William Febbo

Yes. Thank you. That's great.

Ryan Daniels

Okay. All right. You talked about accelerating revenue in the back half of the year, and I know you don't want to explicitly give guidance. But how should we think about the cadence in the back half of the year versus the first half in regards to overall organic revenue growth?

William Febbo

It's important to remember, pharmaceutical—what we're doing is a business-to-business solution. The pharmaceutical manufacturers don't flip switches, and no one anticipated this disruption entering the year. So what they really used the first half for was to carry on normal business, which is what we're seeing in these numbers, and then come up with strategies to pivot for the second half.

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If you just tracked our normal business I think we probably wouldn't use the word accelerated. But because we're seeing a need to connect with physicians and patients, which has really compounded year-over-year, we feel like we can use the word accelerated. Obviously, we're saying 34% was our slow quarter. We're not going to give a number, but we're very encouraged with what we have in front of us and closed and then what we always know comes in the form of additional business in the latter half of the year.

Ryan Daniels

Sure. And do you think the additional business, kind of the leftover marketing funds that could go digital because it's quicker to implement that, could be greater than in years past? So you may even see more of a Q4 boost than you have, given what's going on with COVID and the lack of conferences and other advertising venues, to manufacturers in particular?

William Febbo

Steve, do you want to take that one?

Stephen Silvestro

Sure, Will. Hi, Ryan.

Yes, I think already then, we've seen a meaningful pivot in budget towards digital spend. Many of the conferences as well as sort of deployment of sales reps have pivoted into digital enablement, focusing on driving sort of, as Will said earlier in the script, point-of-care communication. And we've seen that across the board. I think the confidence interval that we've got for the second half is largely based on our visibility to the second half. For us, sales is a leading indicator of revenue. So we have a little bit more visibility on the sales side than we do on the revenue side.

We feel extremely confident that we'll see outsized growth in the second half just based on what we are seeing in those pivots, conversations that we're engaging on sales that we've made and a pipeline that is certainly accretive to anything that we've seen previously. So, feeling very good.

William Febbo

Yes. And Ryan, I would just add to that that it might be sort of twofer. Right? You're going to get the normal buyouts, which we see. Even in bad years you see them. And then there could be an additional shift from traditional non-digital budgets to the digital. So I think across the board, with our peers as well, we'll see some of that.

Ryan Daniels

Okay. Great. Maybe two more quick ones. Just in regards to the enterprise pipeline, congrats on all the momentum there: six deals, about $21 million or more in ECV (phon). How much of that do you think you'll actually be able to implement and see in 2020 versus how much we should think of that being kind of a head start on the 2021 sales revenue?

William Febbo

We will see most of that in 2020. And it is—again, let's go through it, right? The beauty of that business is, one, it is generally annual in nature. It also sets you up for the next year really nicely. It's much stickier. And so yes, that is revenue we will see this year.

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Ryan Daniels

This year. Okay. And then maybe for Miriam, just I want to get a little bit more discussion on how far off you are on the relationship that takes you into the 300 Cerner and Epic systems. Can you talk a little bit about that integration, how it's progressing and what the potential revenue opportunities could be as you tap into the acute care market more actively?

Miriam Paramore

Yes. Hi, Ryan. This is Miriam.

I'll take the channel partner side, and then, Steve, I'll let you speak to the revenue opportunity from the hospital space.

We started last year with our first sort of toe dipping into the acute care marketplace with a couple of different channels. And this new one that we added gives us access, embedded access, native access to those health systems that we mentioned in the release and Will talked about earlier.

We're in the integration stages right now, Ryan, and we'll begin a rollout schedule. There's a little bit of good news, bad news on the rollout. It's partially some of these health systems are cloud, some of them are not cloud. So there's no single switch to flip to get everybody on at the same time. But what we're seeing is that in these new solutions, we'll have both point-of-discharge capability as well as the point-of-prescribe capability as part of the real-time benefits check and showing that total out-of-pocket impact. So it's a very impactful time.

It’s really, really early. We're just getting started integrating, and those capabilities will be rolling out, I would expect for us to be delivering solutions in Q4 this year. We're supposed to have integration finished with that channel. Our plan is by September, but it's really, really early.

Steve?

Stephen Silvestro

Yes. Thanks, Miriam.

Ryan, on the revenue side for the model, I mean we obviously don't have a lot of red in the number, but just Will shared earlier that we've got 45% penetration with optimum brands by sales. We sort of think about that in sort of two future lenses: one with the top 20 brands by sales, so we look at sales numbers; we also look at volume, or penetration by sales by volume.

If you think about what Epic and Cerner and these integrations pipelines into those spaces will do, it will give us significant boost and expansion to those brands that we've not yet entered into. And I think strategically, when we contemplate the network of networks that we've got, we look at the brands that we have live on the platform, we look at access. Obviously, we're measuring that by NPI, or by number of physicians, that we have where the platform is reaching. And then we look at areas where we're deficient, and we're going to use that as a strategic map to go out and to work the channel.

This will have a significant impact, in my opinion, on the brands that are not currently live. In addition to that is, it will bolster the volume of messaging and ability to communicate with existing brands that are on the platform. So as we increase those NPIs, it ultimately means more messages which correlates to more revenue for the business. So hopefully, that helps out in your modelling.

Ryan Daniels

Yes, very helpful. Thank you, and congrats on all the momentum. Wishing you guys all the best. Thank you.

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Operator

We'll take our next question from Andrew D'Silva with B. Riley FBR.

Andrew D'Silva

Hi. Good afternoon, and congrats on all the progress. Just a few quick ones from me.

To start, I'm just kind of curious, as you look at the growth that you're expecting in the second half of the year, how much of that is tied to contracts that you've already won throughout the first half of the year or year-to-date specifically versus new initiatives that you expect to come on in the back part of the year?

And then are you still seeing additional off-cycle RFPs coming in currently, or has that largely stopped at this point?

William Febbo

Hi, Andy. Good to hear your voice. Hope you’re well.

Yes, we were being obviously very communicative on additional growth on second half because we've got some visibility, good visibility. So it's business closed and in hand. We do anticipate additional business coming in that we just don't foresee, which is buy up.

And keep in mind, we're entering RFP season, which is the time when we're going to our clients proactively and showing them what we can do for them next year. So lots going on, but have good visibility on what's in it for this year.

And repeat your second question for me.

Andrew D'Silva

No, you answered it. Yes.

William Febbo

Okay, got it. Okay. Good.

Andrew D'Silva

Accidentally. You’re still great at doing that.

And if we're thinking about just life science clients in general, I know right after the largest swap of shutdowns took place in late Q1, everybody was primarily virtual. Has that at least shifted a little bit where you're seeing some sales reps being able to access physicians in person, or is it really status quo and still completely primarily virtual at this point?

William Febbo

Yes, it's still virtual. And as a matter of fact, in some of my personal discussions with clients, I was given a 4% to 12% effective rate by phone. So they're not doing any in person unless there's a surgery involved or some such. But the kind of reps that we would be dealing with and the medications we deal with, still completely virtual. They moved to training on the phone, using any means possible to connect. You have to remember, it's not well understood. Many doctors reach out to reps with specific questions, right? So this has been highly disruptive, not only for pharma, but also for doctors.

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And that's a big reason why we feel strongly about TelaRep, which just to remind the audience, that's the ability within the workflow of the HR for the doctor to reach out to the rep. And we are the only company with that solution in the workflow. We certainly have big CRMs that have solutions outside the workflow, but we're right in there.

You put those two together, and I think it's timely. I think we're seeing a prolonged disruption with the rep space. And just to remind the audience, that's a $15 billion to $18 billion spend a year for pharma. So really significant disruption. Again, it's one of the tailwinds for us.

Andrew D'Silva

Yes, that's interesting. And obviously, very good results in the platform you've built over the last several years.

Just news flow in the industry has been quite interesting. Just today, you had Teladoc and Livongo—the Teladoc acquisition of Livongo, actually. So is that—how do you view that M&A? And—but if you kind of think about the different parts that OPRX has put together to create the platform over the last five-or-so years, it seems to have some overlap now with what Teladoc is attempting to do.

Can you maybe think or describe how you're viewing their platform versus your platform and where each of you maybe fit into the broader landscape?

William Febbo

Yes. First off, thrilled for both companies. They're excellent companies that were early innovators, have really executed. So I think there's a good cultural fit there. They're both companies that were focused on employers, right? They're trying to bring down the cost of health care for employers and using digital means to do that. So you're combining a digital therapeutic with a telehealth platform, and you can read the recent reports out there on some of the synergies.

We focus on pharma and patients and doctors, right? So we're in a different piece of the industry, but it's the same idea: we're enabling critical communication to help deliver care that's more affordable and people adhere to. They are delivering to employers the value proposition that they can facilitate any involvement, actually have a protocol to help bring up adherence, in particular, in diabetes, which is a big problem for most employers. And so a different side of the world, but two great companies that have shown scale.

It motivates us because we're obviously a young company, public, which still has the potential to build to be a business their size. And so the investment thesis, we're sort of that one that shouldn't be public, but we are. And so when I see these kind of deals, it really motivates me that the market will reward it. And then you can deliver a real company, a real strong digital health company, which it's been a long time since we have a couple of those.

Andrew D'Silva

Yes. It's a really interesting campus that's being created right now.

Last question for me. Could you just give a little bit of additional color on the collaboration with Change Healthcare and how different than maybe some of the other partnerships you established? Or the same? I really just want to get a better understanding of what it could mean for you going forward.

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Miriam Paramore

Okay. Andy, this is Miriam.

Our collaboration with Change is remarkable in the sense that they're one of the first, and maybe the first, partner who has enabled all of our solutions from the very beginning. We have multiple messaging solutions in our core solutions. We have TelaRep and our new smart button, Internet of Things kind of solution set, and they're enabling that as well, and we have patient engagement solutions as well. So to have a partner that kind of turnkeys and that we can wide up on all signals is something that we've been building towards because we have some partners, legacy partners who are from the original set of solutions and are gradually adding our new solution set.

It’s very exciting to get into a book of business, a book of providers that can use all of our solutions from the beginning. We're in the integration process right now.

Now with that being said, it is, to set expectations, a relatively small number of prescribers associated with that. It's measured in the thousands versus the tens of thousands. But it is the clinical interface that Change Healthcare has in their portfolio and (Inaudible) I know really well from working there in prior years as part of the Management team.

It’s a great place to start. And then there are, of course, a lot of solutions within the Change Healthcare ecosystem, and we're continuing to look for other opportunities to branch out. I hope that helps.

Andrew D'Silva

Very useful. Yes, no, very useful. Thank you very much. And great execution year-to-date, and good luck closing out the year.

Miriam Paramore

Thank you.

William Febbo

Thanks, Andy.

Operator

We'll take our next question from Eric Martinuzzi with Lake Street.

Eric Martinuzzi

I wanted to drill down on the enterprise deals. So just a quick math on the $21 million, and I think it's roughly six deals we're talking about, about $3.5 million in annualized contract value there for each of those enterprise deals. My assumption here is that people kind of—they become aware of OPRX because of the messaging; probably in most cases, financial messaging capability. And then they add a second and a third product. So let me ask the question rather than answer that.

What are most people starting with? And then what are most people expanding into in the product suite?

William Febbo

Yes. I mean that's a correct assumption. We've gained credibility through delivering very strong ROI with the financial messaging product. It's also the one that reaches through all of our network, 100% of the network. So it's the lead horse, and it's come back pretty strong.

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But remember, in the enterprise, you go and you help the client think through the patient journey and who and when and how they want to communicate with health care practitioners and patients. And so when we go back to an enterprise, it has multiple solutions. It almost always has financial—in some cases, it won't, but almost always does. And Steve and his team have just done a terrific job layering in those additional solutions. Particularly some of these new ones we've been able to get. I'm blown away by how successful we've been this year, to shift to this kind of number from a very small number last year and get the client to think that way, because it's hard to break the way you're used to be to proceed.

I can tell you just by looking at what's already building pre-RFP season, it's resonating with the clients. So yes, I would say you look forward to a suite of solutions for every enterprise deal.

Eric Martinuzzi

So it's pointing—product number two is really what I'm after here. Is it, oh, patient engagement, that's the next one I want or, oh, adherence or, oh, digital therapeutics, whatever. What is kind of the next most popular appeal in the product portfolio? Or is there not?

William Febbo

I think it's sort of a close tie between brand and therapeutic messaging, both are really effective awareness messages for doctors, and then I would say patient engagement is climbing pretty fast.

Eric Martinuzzi

Okay. Great. And then I want to come at the outlook from a different angle. You did finish the quarter where you did $8.8 million. Is the expectation for the third quarter that we'll be sequentially up in the third quarter?

William Febbo

Yes.

Eric Martinuzzi

Okay. And then on the Op ex side. Where I've doubled my model the most probably in the last few quarters is on the Op ex. It looks like this time I got it right, or at least within $100,000. Was there any onetime items that I need to be concerned about for Q3 and Q4? Or is the $6.2 million on the Op ex a good number to work with?

William Febbo

Yes, you're solid. Yes.

Doug, go ahead and add to that.

Douglas Baker

Well, I was just going to say that should be a good number for the rest of the year.

Operator

We'll take our next question from Richard Baldry with ROTH Capital.

Richard Baldry

Thanks. Can you talk about any changes you make to your marketing approach, given the lack of conferences? It seems to go toward—are there ways to still reach new prospects or show them what you can do in a broad-based manner? Or is it just very targeted one-to-one kind of B2B sales efforts that you have to kind of move to now?

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William Febbo

Steve, do you want to handle that one?

Stephen Silvestro

Yes, I'm happy to speak to it. Can you hear me clearly, okay?

Richard Baldry

Yes, it's better.

Stephen Silvestro

Yes, no worries.

Hi, Rich.

What we've endeavored to do is really set up an account-based marketing construct within the business that allows us to really proactively reach out to both new contracts and existing contracts where we have the ability to cross-sell and upsell. It's part of the reason why we've given such good results, I think, in the first half and why we're very confident about the second half.

Basically, we're able to reach out digitally to these people through various means without the conferences. We've seen very little impact on top of the funnel marketing qualified lead generation from conferences decreasing, in fact. So it's been a net positive. But the focus for us is account-based marketing, truly driving into the accounts where we have a good match for our solution, which we know who those are, and we've shared largely that we've mapped those out.

Richard Baldry

Okay. In the first half, you had a really strong ability to sort of guide us through timing and cadence of adding new—your first ever new series of enterprise wins. I'm sort of curious how you feel about your visibility on sort of the next slew? Is it wait until the fall spending decision cycle for pharma to see those? Would they be different in timing: this year they were in the first half, could they be in the fall of this year? Or do you think it's more still first half of next year to see those again?

William Febbo

I'll start, Steve, and then you fill in if I forget.

We’re very encouraged by just the beginning of RFP season, which is really—I mean it really starts now when you're as entrenched as we are. It will kick off in full swing in September. But if you've got everything together and organized, which we do, you basically proactively go to your clients with what you can do, what you're doing, why you can do more. And if I look at that activity, which we're not going to talk pipeline today, I think we'll all be very happy with where we land on pipeline for next year. And I think it's going to be a really healthy mix of enterprise, tactical, core solutions, patient engagement, and we'll see commitments prior to year-end. So we'll have better visibility into 2021, at least better than we did the previous year.

Steve, anything else to add to that?

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Stephen Silvestro

No, I think you covered it.

We have fairly good visibility even pre-RFP, Rich, having great conversations. We're active. Q3 pipeline looks very strong. As Will said, we have very good visibility into obviously what we've already sold that is yet to be recognized and additional visibility into what we will sell in the near term. So more to come on market; feeling very strong.

Richard Baldry

And, maybe early for this because we're only halfway into 2020, but you talked about being able to hold sort of Op ex in the level we saw in Q2. When would you expect to see sort of the next level up to support the fast growth that you've had? Is it a 2021 planning that we'll be adding at the beginning of the year to sort of be ready for that next level-up of growth? Or how do we think about the cadence of Op ex after this year?

William Febbo

Yes. I think we certainly won't be ever greater than our growth, which is a good thing. I would say we will make selective investments over the next few years, which will support accelerated growth. Right now, it will be—when you go through as much growth as we've been through and are seeing, you need to make sure you don't drop any balls, right? You need to make sure your clients are happy and everything is flowing. If we were to invest, we would probably be investing in cap management and additional commercial reach. Today, we feel like we've got that team, and we've got a very strong tech team and certainly feel the Executive team is in order.

I don't anticipate a material change. I guess it could always come from an acquisition if we looked at one later this year or early next. But operationally, we should start to see more significant drop to the bottom.

Operator

As a reminder, everyone, that is star, one to ask a question.

Our next question comes from Alex Silverman with AWM Investment.

Alex Silverman

Most of my questions have been asked and answered. Just want to confirm one thing. Q3, in a typical season, looks like Q2 from a revenue standpoint, no?

William Febbo

Yes, that's correct.

Alex Silverman

Okay. All right. So if we use 2Q as a starting point, we're—and build off that, it's a good exercise.

William Febbo

That's correct.

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Alex Silverman

I guess on the Op ex side, you guys spent $6.6 million in the first quarter, down to $6.2 million here. And on a go-forward basis, obviously, there's savings around no travel and such. But I guess I expected you guys to be spending more on investments. Is there something that we're—what are we missing there?

William Febbo

No. If you think about our business, it's a platform, right? And when our clients come to us with content that needs to be distributed on that platform, that is not a complicated task. So you don't need to over-hire to keep up with that type of demand. We also have a commercial team that has the capability of doing the $100 million revenue run rate business. And we don't need executives, right? So basically, if you're going to invest, it's going to be to manage the accounts and make sure we're always delighting the client and servicing our partners, obviously, who are integral to our business.

If we could find additional commercial people that would clearly bring a new pharma or enhance a relationship, if there was a partner that we needed to invest in to get connected to, we will absolutely do that. And if we need to raise money to do it, we'll do it. If we are going to need to use our cash, we'll do that too. So we're not just sitting back, Alex. It's really a matter of being very surgical and smart to show that there is scale to this business. And we've got a lot of capacity to go.

Alex Silverman

Got it. Okay. And then one last question. What was the earn-out for CareSpeak?

William Febbo

Doug, do you want to take that?

Douglas Baker

Sure. As part of the original purchase agreements for both CareSpeak and RMDY, they gain additional contingent consideration if they hit certain revenue targets. And so the CareSpeak had a revenue target for 2019 that they exceeded, so we paid out that portion of the earnout. It was additional—

Alex Silverman

And how much was it?

Douglas Baker

Roughly $1.5 million.

Operator

Our next question comes from Harvey Poppel with Poptech, LP.

Harvey Poppel

Will, a great, great quarter, hitting on all 16 cylinders. Congratulations.

William Febbo

Thanks, Harvey.

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Harvey Poppel

I really only have one question. I want to kind of home in on the issue of profitability, which was kind of hit by an implication in some of the previous questions.

If your G&A is not going to grow that materially, at least at the pace that it has in the past or in the pace you're setting for your revenue growth, and your gross margin is going up to the mid-60s heading in that direction, it would seem that pretty soon you're going to be crossing the GAAP profitability line. Is that a reasonable expectation, at least for some time in 2021?

William Febbo

Absolutely. It's a reasonable expectation. It's the focus. We feel like we're at that time where we can really do that and demonstrate it, so yes. Just a correction, no, not mid-50s. It's more lower 60s on gross margin, regardless. Yes. I mean we—yes, probably. We'll see. If patient engagement scales more, we can get that up to run in the 60s, but that's not going to happen this year. So yes, absolutely, we want to see it start dropping.

And aspirationally, this type of business, if you look at others, many of whom have gone public, you kind of see when they cross that, Harvey. When you're doing that $50 million to $60 million run rate, you should be dropping 20% to the bottom, if not more. So that is what we're aiming towards.

Harvey Poppel

Great. Just another question kind of around the Livongo-Teladoc deal. If one were to impute the multiple on Livongo, they weren't making any money, so you really have to look at revenue multiple. And if one were even begin to apply that to OPRX, your stock certainly looks like it's almost like a fraction of what that deal placed—the value that was placed on Livongo. Any comment on this?

William Febbo

Yes. Well, yes, I mean it's hard to—multiples and such are good when they transact because then you know what it really is. I've been watching all the public comps in our space, and we've been below that, mainly because they're earlier on the curve. We have a little less retail support as a public entity. But I think this is yet another tailwind to our market because when you deliver those kind of multiples around the transaction, it attracts a whole ecosphere of investors, institutional, retail, strategic, international, mutual funds.

I was really encouraged to see it. Also just happy for those teams. We know them, and I think that will be a good cultural fit and a really effective digital health company. So I was very encouraged. Very encouraged.

Operator

We'll take our next question from Josh Goldberg with G2.

Josh Goldberg

Hi, Will.

So obviously, there's been an inflection point in your business. And for many years—or for a few years, you've talked about pipeline and coverage and some opportunity in terms of like what's going on.

Can you just talk a little bit, like, is pipeline up 100%? Or obviously, you're saying you're going to accelerate some periods. I know it's not heroic. You have a very easy compare because of what happened last year. But just in terms of like what you're seeing in your business because of all these changes with COVID and how squarely positioned you are, I just didn't get a sense so far on the call of how strong the quarter was in terms of new client engagements and be able to really pick up your business to that next level.

And I have a follow-up.

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William Febbo

Okay. Thanks.

We’re not doing the pipeline talk yet because it's premature. But it is very safe to say that we will pass the $100 million mark just based on what we're seeing now. It's absolutely safe to say in terms of pipeline. Everything we mentioned, we're not making up. And it's so verified out in the open market in terms of digital shift spend, M&A activity, raises. It's a shift, right? You're looking at a $20 billion to $25 billion spend shift towards digital; and very well understood and documented. So we are absolutely in the right place. We're seeing it through the dialogue. We can keep up with those dialogues as well. And my hat is off to the team because they're really doing a good job being proactive with our clients.

Someone asked what are we doing for marketing that's different because you can't go knock on doors. Those webinars we did, and I'm always a little skeptical with fluffy stuff, but they absolutely drove credibility and share of voice in our market. And it was a brilliant move, and we're seeing the benefit, and we'll see it even more. And we will talk to that number when we report Q3 so we can get into it more specifically.

I hope that gives you a little bit more color.

Josh Goldberg

Yes. One last one for me is if you can talk a little bit about—obviously, you have different products. There are some that are patient engagement, some of them that are financial.

Which segment is really doing the best right now? And maybe Steve van pipe in about—in terms of like really the biggest clients you have, where are they seeing the real traction in your business?

Stephen Silvestro

You want me to take that one?

William Febbo

Sure. Sure, go ahead.

Stephen Silvestro

Yes. Hi, Josh.

I mean we're really seeing, in some of the biggest clients that we have, we're really seeing buying multiple solutions as we sort of indicated all along. The top pipelines that we have, have really demonstrated what we perceive as a very frothy CAGR over the last three years coming into the second half of this year. I probably won't share that on the call today, but we will in the near future. But really, there's multiple solutions; as Will articulated earlier, almost all of them have financial messaging. Many of them are picking up therapeutic support messaging and brand messaging. We've got several clients on hub enrollment.

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I think what's happening, Josh, is clients are starting to see the ability to manage the interaction as a specifically funnel-like process. So how do we engage with the physician at the beginning of that patient journey, the physician can get back to the patient and then carry them through that journey and support them with tools all along so that we don't lose them, we don't have leakage points or therapy abandonment or prohibition of prescription throughout that process. So it really—the ones that are driving the highest amount of revenue have multiple solutions that they're buying. And then they are capitalizing on their ability to reach in and deliver value across that care continuum.

Operator

At this time, this concludes our question-and-answer session. I'd now like to turn the call back over to Mr. Febbo. Please go ahead, sir.

William Febbo

If you can take just one thing away from our discussion, although you're probably going to take several positive things, I hope it's the understanding of our view of very strong growth this year and ability to generate a lot of value for our shareholders because of our moat, our sustainable strategic advantage and the market tailwinds.

Beyond the numbers, I hope you can see that we've created a unique culture. It's dedicated to something truly valuable, which makes a difference in people's lives, from patients to physicians and beyond. We do not give guidance as an early stage Company and especially in this current environment. But given everything you have heard today and what we see, we're very optimistic for a very strong second half of 2020.

Now with that, let's wrap up the call. Thanks, everyone, for your time.

Operator

Before we conclude today's call, I would like to provide the Company's Safe Harbor statement that includes important cautions regarding forward-looking statements made during today's call.

Statements made by Management during today's call may contain forward-looking statements within the definition of Section 27A in the Securities Act of 1993 as amended, in Section 21E at the Securities Act of 1934 as amended. These forward-looking statements should not be used to make investment decisions. The words anticipate, estimate, expect, possible and seeking and similar expressions identify forward-looking statements, and they speak only to the date that statements are made.

Such forward-looking statements in this call include statements regarding estimation of total addressable market size, market penetration, revenue growth, gross margin, operating expenses, profitability, cash flow, technology, investments, growth opportunities, acquisitions, upcoming announcements and the need for raising additional capital. They also include the Management’s expectations for the rest of the year and adoption of the Company's digital health platform. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether because of new information, future events or otherwise.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject to, include, but are not limited to, the effect of government regulation, competition and other material risks. Risks and uncertainties to which forward-looking statements are subject to could affect business, and financial results are included in the Company's annual report in Form 10-K for the Fiscal Year ended December 31, 2019. This form is available on the Company's website and the SEC website at sec.gov.

Before we end today's conference, I would like to remind everyone that this call will be available for replay starting later this evening and running through August 26. Please refer to today's press release for dial-in replay instructions available via the Company's website at www.optimizerx.com.

Thank you for joining us today. This concludes today's conference call, and you may now disconnect.

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